                                                                      Exhibit 12
                    UNION TANK CAR COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (Dollars in Thousands)



                                                    For the Year Ended December 31,
                                     Line   ------------------------------------------------
                                    Number    1993      1992      1991      1990      1989
                                    ------  --------  --------  --------  --------  --------
Income Available for
  Fixed Charges:
- --------------------

Income from continuing
  operations                             1  $ 49,730  $ 48,382  $ 45,024  $ 40,072  $ 62,351

Provision for federal income
  taxes and foreign taxes                2    38,332    30,191    34,068    41,833    36,131

Provision for state income
  taxes                                  3     2,420     2,605     2,159     2,788     2,836

Fixed charges (line 8)                   4   101,973   106,895   118,352   116,659   101,311
                                            --------  --------  --------  --------  --------

Income available for fixed
  charges                                5  $192,455  $188,073  $199,603  $201,352  $202,629
                                            ========  ========  ========  ========  ========

Fixed Charges:
- --------------

Interest expenses (including
  amortization of debt discount)
  as shown on the consolidated
  statement of income                    6  $ 96,584  $105,417  $117,263  $115,584  $100,119

Add interest portion of rent
  expense                                7     5,389     1,478     1,089     1,075     1,192
                                            --------  --------  --------  --------  --------

Total fixed charges                      8  $101,973  $106,895  $118,352  $116,659  $101,311
                                            ========  ========  ========  ========  ========

Number of times fixed charges
  were earned (line 5/line 8)                   1.89      1.76      1.69      1.73      2.00
                                            ========  ========  ========  ========  ========

                                      -46-